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                            ISI Strategy Fund, Inc.
                        Rule 18f-3 Multiple Class Plan
                                      for
                         ISI Strategy Fund Shares and
                  Wilshire Institutional Strategy Fund Shares

                           Adopted on June 17, 1997

I.  Introduction.

         A. Authority. This Rule 18f-3 Multiple Class Plan (the "Plan") has been adopted by the Board of Directors (the "Board") of ISI Strategy Fund, Inc. (the "Fund"), including a majority of the Directors of the Fund who are not "interested persons" of the Fund (the "Independent Directors") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

         B. History. The Fund is entitled to rely on an exemptive order dated December 30, 1994, which amended and supplemented prior multi-class exemptive orders dated August 27, 1985 and February 27, 1987, respectively, (Inv. Co. Act Releases Nos. IC-20813, IC-14695 and IC-15592, respectively) (collectively, the "Order"). On June 17, 1997, the Fund elected to rely on Rule 18f-3 rather than the Order, as permitted by Rule 18f-3 subject to certain conditions, and created a multiple class distribution arrangement for its classes of shares of the common stock of the Fund's one existing series (the "Series"). The multiple class distribution arrangement will be effective on the date of effectiveness of the Fund's registration statement or any post-effective amendment thereto that incorporates the arrangement. The multi-class distribution arrangement will apply to all existing and future classes of Fund shares.

         C. Adoption of Plan; Amendment of Plan; and Periodic Review. Pursuant to Rule 18f-3, the Fund is required to create a written plan specifying all of the differences among the Fund's classes, including shareholder services, distribution arrangements, expense allocations, and any related conversion features or exchange options. The Board has created the Plan to meet this requirement. The Board, including a majority of the Independent Directors, must periodically review the Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Series covered by the Plan. This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each additional class of shares approved by the Fund's Board of Directors. Before any material amendment of the Plan, the Fund is required to obtain a finding by a majority of the Board, and a majority of the Independent Directors, that the Plan as proposed to be amended, including the expense allocations, is in the best interests of each class individually and the Fund as a whole.

II.      Attributes of Share Classes

         A. The rights of each existing class of the Fund are not being changed hereby, and the rights, obligations and features of each of the classes of the Fund shall be as set forth in the Fund's Articles of Incorporation and Bylaws, as each such document is amended or restated to date, the resolutions that are adopted with respect to the classes of the Fund and that are adopted pursuant to the Plan to date, and related materials of the Board, as set forth in Exhibit A hereto.

         B. With respect to any class of shares of a Series, the following requirements shall apply. Each share of a particular Series shall represent an equal pro rata interest in the Series and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that (i) each class shall have a different class designation (e.g., Class A, Class B, Class C, etc.); (ii) each class of shares shall separately bear any distribution expenses in connection with the plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), if any, for such class (and any other costs relating to obtaining shareholder approval of the Rule 12b-1 Plan for such class, or an amendment of such plan) and shall separately bear any expenses associated with any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement, if any, entered into with respect to that class; (iii) holders of the shares of the class shall have exclusive voting rights regarding the Rule 12b-1 Plan relating to such class (e.g., the adoption, amendment or termination of a

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Rule 12b-1 Plan), regarding the servicing agreements relating to such class and regarding any matter submitted to shareholders in which the interests of that class differ from the interests of any other class; (iv) each new class of shares may bear, to the extent consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operation that are directly attributable to such class ("Class Expenses") (1); and (v) each class may have conversion features unique to such class, permitting conversion of shares of such class to shares of another class, subject to the requirements set forth in Rule 18f-3.

III.     Expense Allocations

                  Expenses of each class created after the date hereof must be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement, if any, relating to each respective class of shares (including any costs relating to implementing such plans or any amendment thereto) will be borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class will be borne exclusively by that class; and (iii) Class Expenses relating to a particular class will be borne exclusively by that class.

                  The methodology and procedures for calculating the net asset value and dividends and distributions of the various classes of shares of the Fund and the proper allocation of income and expenses among the various classes of shares of the Fund are required to comply with the Fund's internal control structure pursuant to applicable auditing standards, including Statement on Auditing Standards No. 55, and to be reviewed as part of the independent accountants' review of such internal control structure. The independent accountants' report on the Fund's system of internal controls required by Form N-SAR, Item 77B, is not required to refer expressly to the procedures for calculating the classes' net asset values.



















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(1) Class Expenses are limited to any or all of the following: (i) transfer agent fees identified as being attributable to a specific class of shares,
(ii) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class, (iii) Blue Sky registration fees incurred by a class of shares, (iv) SEC registration fees incurred by a class of shares, (v) expenses of administrative personnel and services as required to support the shareholders of a specific class, (vi) directors' fees or expenses incurred as a result of issues relating solely to a class of shares, (vii) account expenses relating solely to a class of shares, (viii) auditors' fees, litigation expenses, and legal fees and expenses relating solely to a class of shares, and (ix) expenses incurred in connection with shareholder meetings as a result of issues relating solely to a class of shares.

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                                                  Date Approved: June 17, 1997

                   Ratification of Articles of Incorporation

         RESOLVED, that the filing of the Articles of Incorporation of ISI Strategy Fund, Inc. by the Fund's incorporator be, and the same hereby is, ratified.


                                                  Date Approved: June 17, 1997

                            Ratification of By-Laws

         RESOLVED, that the By-Laws of ISI Strategy Fund, Inc. in the form presented to this meeting be, and they hereby are, ratified, confirmed and approved.


                                                  Date Approved: June 17, 1997

                          Approval of Rule 18f-3 Plan

                  RESOLVED, that the Directors, including a majority of the Directors who are not "interested persons" of the Fund, have determined that the creation of multiple classes of shares in the best interests of the Fund;

                  FURTHER RESOLVED, that the Fund may offer two classes of shares:

         (i) ISI Strategy Fund Shares (the "ISI Shares"), which are offered in connection with the Fund's Distribution Plan for such shares, adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 authorizing distribution fees in the aggregate of .25% of the average daily net assets attributable to the ISI Shares; and

         (ii) Wilshire Institutional Strategy Fund Shares, which are offered without a Rule 12b-1 Plan or sales charges.

                  FURTHER RESOLVED, that the Fund's proposed Rule 18f-3 Plan, including the expense allocations described therein, is in the best interests of the Fund and each of its classes;

                  FURTHER RESOLVED, that the proposed Rule 18f-3 Plan for the Fund be, and hereby is, approved, in substantially the form presented to this meeting; and

                  FURTHER RESOLVED, that the proper officers of the Fund be, and they hereby are, authorized and directed to take any and all actions necessary or appropriate to cause the proposed Rule 18f-3 Plan to be filed with the Securities and Exchange Commission.


                                                  Date Approved: June 17, 1997

          Approval of Distribution Agreements, Plan of Distribution,
         Form of Agency Distribution Agreement and Form of Shareholder
                              Servicing Agreement

         RESOLVED, that the proposed Distribution Agreement, between the Fund and International Strategy & Investment Group, Inc. ("ISI Group") for distribution of the Fund's ISI Strategy Fund Shares (the "ISI Shares") be, and the same hereby is, approved, in substantially the form presented to this meeting, and that the appropriate officers of the

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Fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreement with such modifications as said officers shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

         FURTHER RESOLVED, that the proposed Plan of Distribution for the ISI Shares (the "ISI Plan") is determined to be reasonably likely to benefit the Fund and its shareholders;

         FURTHER RESOLVED, that the expenditures contemplated by the ISI Plan are comparable to expenditures for other similar funds;

         FURTHER RESOLVED, that the ISI Plan be, and the same hereby is, approved;

         FURTHER RESOLVED, that the proposed Distribution Agreement, between the Fund and ISI Group for distribution of the Fund's Wilshire Institutional Strategy Fund Shares be, and the same hereby is, approved, in substantially the form presented to this meeting, and that the appropriate officers of the Fund be, and they hereby are, authorized and directed to enter into and execute such Distribution Agreement with such modifications as said officers shall deem necessary or appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body;

         FURTHER RESOLVED, that the proposed form of Agency Distribution Agreement be, and the same hereby is, approved; and

         FURTHER RESOLVED, that the proposed form of Shareholder Servicing Agreement of the Fund be, and the same hereby is approved.






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EXHIBIT A


Exhibits to Registrant's 18f-3 Plan

1. Articles of Incorporation filed as Exhibit 1(a) to Registrant's Registration Statement on Form N-1A (No. 333- 31127) filed with the Securities and Exchange Commission via EDGAR on July 11, 1997, (Accession No. 0000950116-97-001293) and is herein incorporated by reference.

2. Articles of Amendment to Articles of Incorporation filed as Exhibit 1(b) to Registrant's Registration Statement on Form N-1A (No. 333-31127) filed with the Securities and Exchange Commission via EDGAR on July 11, 1997, (Accession No. 0000950116-97-001293) and are herein incorporated by reference.

3. By-Laws filed as Exhibit 2 to Registrant's Registration Statement on Form N-1A (No. 333-31127) filed with the Securities and Exchange Commission via EDGAR on July 11, 1997, (Accession No. 0000950116-97-001293) and are herein incorporated by reference.

4. Specimen Security incorporated by reference to Exhibits 1(a), 1(b) and 2 to Registrant's Registration Statement on Form N-1A (No. 333-31127) filed with the Securities and Exchange Commission via EDGAR on July 11, 1997, (Accession No. 0000950116-97-001293) and is herein incorporated by reference.

5. Distribution Agreement between Registrant and International Strategy & Investment Group Inc. with respect to Registrant's ISI Strategy Fund Shares filed as Exhibit 6(a) to this Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-1A (No. 333-31127) and is herein incorporated by reference.

6. Form of Distribution Agreement between Registrant and International Strategy & Investment Group Inc. with respect to Registrant's Wilshire Institutional Strategy Fund Shares filed as Exhibit 6(b) to Registrant's Registration Statement on Form N-1A (No. 333-31127) filed with the Securities and Exchange Commission via EDGAR on July 11, 1997, (Accession No. 0000950116-97-001293) and is herein incorporated by reference.

7. Distribution Plan with respect to the ISI Strategy Fund Shares filed as
Exhibit 15 to this Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-1A (No. 333-31127) and is herein incorporated by reference.

8. Form of Agency Distribution Agreement between International Strategy & Investment Group Inc. and transmitting brokers filed as Exhibit 6(c) to Registrant's Registration Statement on Form N-1A (No. 333-31127) filed with the Securities and Exchange Commission via EDGAR on July 11, 1997, (Accession No. 0000950116-97-001293) and is herein incorporated by reference.

9. Prospectus relating to Registrant's ISI Shares, as amended and supplemented from time to time, is herein incorporated by reference.

10. Prospectus relating to Registrant's Institutional Shares, as amended and supplemented from time to time, is herein incorporated by reference.



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